UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015 (June 1, 2015)

OM GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-12515	52-1736882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Main Avenue, Suite 1300, Cleveland, Ohio	44113-7210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 781-0083

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         David A. Lorber resigned from the Board of Directors of OM Group, Inc. (the “Company”) on June 3, 2015. Pursuant to the Settlement Agreement (the “Settlement Agreement”), dated March 23, 2015, by and among the Company and Steven A. Loukas, David A. Lorber, Zachary R. George, Allen A. Spizzo, FrontFour Capital Group, LLC and various affiliated entities (collectively, “FrontFour”), FrontFour has the right to nominate to the Nominating and Corporate Governance Committee of the Board a replacement director to serve Mr. Lorber’s term. A copy of the Settlement Agreement was described in, and filed as an exhibit to, the Form 8-K filed by the Company on March 23, 2015.

(d)         On June 1, 2015, pursuant to the Settlement Agreement, the Board of Directors of the Company appointed Allen A. Spizzo to the Board. Mr. Spizzo will serve with the class of directors that stands for re-election in 2016 and was appointed to the Compensation Committee of the Board of Directors.

The Company intends to enter into an indemnification agreement with Mr. Spizzo, which will be in the same form as the indemnification agreement between the Company and its other directors and named executive officers. That form of indemnification agreement was described in, and filed as an exhibit to, the Form 8-K filed by the Company on January 25, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our 2015 Annual Meeting of Stockholders was held on June 1, 2015. Set forth below are the matters acted upon by our stockholders at the Annual Meeting and the final voting results on each such matter.

1. Elect three directors to serve for terms expiring at our annual meeting in 2018:

Name	Votes For	Votes Withheld	Broker Non-Votes
Carl R. Christenson	26,641,520	989,834	1,388,331
Joseph M. Gingo	26,799,857	831,497	1,388,331
David A. Lorber	26,916,643	714,711	1,388,331

2. Confirm the appointment of Ernst & Young LLP as our independent registered public accountant for 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,755,084	170,867	93,734	—

3. Advisory vote regarding the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,399,053	1,110,766	121,535	1,388,331

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.
(Registrant)

Date: June 3, 2015	By:	/s/ Valerie Gentile Sachs
	Name:	Valerie Gentile Sachs
	Title:	Vice President, General Counsel and Secretary